                                                                EXHIBIT 4.6

                     AMENDED AND RESTATED IDEX CORPORATION
                      DIRECTORS DEFERRED COMPENSATION PLAN


                                   ARTICLE I
                    BACKGROUND, PURPOSE, AND EFFECTIVE DATE

         IDEX Corporation, a Delaware corporation (the "Corporation"), by resolution of its Board of Directors, adopted the IDEX Corporation Directors Deferred Compensation Plan (the "Original Plan"), effective as of January 1, 1993, for the benefit of the non-employee members of its Board of Directors (the "Directors"). The Corporation has amended and restated the Original Plan to provide greater investment choice and flexibility. The Directors originally approved the form of the Amended and Restated IDEX Corporation Directors Deferred Compensation Plan (the "Plan") on January 23, 1996. The Plan was approved by the shareholders of the Corporation on March 26, 1996. Among other changes, the Plan has been revised to conform to certain amendments to Rule 16b-3 of Section 16 of the Securities Exchange Act of 1934 ("Rule 16b-3").

SECTION 1.1 -- BACKGROUND AND PURPOSE OF THE PLAN

         The Corporation wishes to provide members of its Board of Directors who are not employees of the Corporation with the opportunity to defer payment of all of the compensation they receive in a particular year or years for serving as Directors.

SECTION 1.2 -- EFFECTIVE DATE AND TERM

         The Plan shall become effective as of January 1, 1997, and shall continue until such time as it is terminated by resolution of the Board of Directors in accordance with Article V. The Original Plan as in effect prior to the date of approval of the Amended Plan by the shareholders of the Corporation shall remain in effect through December 31, 1996.

SECTION 1.3 -- SHARES SUBJECT TO PLAN

         The shares of stock subject to Deferred Compensation Units shall be shares of the Corporation's Common Stock. The aggregate number of such shares which may be distributed pursuant to Deferred Compensation Units under the Plan shall not exceed 50,000 shares. To the extent the aggregate Deferred Compensation Units outstanding under the Plan exceeds the foregoing limitation, the dollar amount corresponding to such excess will be considered transferred into the Interest-Bearing Account, as provided for in Section 3.1(a).





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                                   ARTICLE II
                                 CONTRIBUTIONS

SECTION 2.1 -- DEFERRED COMPENSATION

         With respect to each quarter, beginning with the first quarter of 1997 and continuing during the period in which this Plan remains in effect, the Corporation shall credit a Director's account, as provided for in Section 3.1, with all of the amount of future compensation as such Director has elected in writing to defer under the Plan (pursuant to the form attached hereto as Exhibit A and incorporated herein by this reference) (the "Deferred Amounts"). An election to defer shall be made prior to the calendar year for which the compensation so deferred is earned, shall be irrevocable with respect to the calendar year to which it applies, and shall remain in effect for future calendar years unless a new election is made by such Director effective with respect to a calendar year and delivered to the Corporation by the December 31 preceding such calendar year. The crediting of the Deferred Amounts under this Plan shall be made on the first day of the quarter after the amounts are earned, or such other date on which such amounts would otherwise have been paid to the Director. Any amounts credited to the Deferred Compensation Account under the Plan for services rendered prior to January 1, 1997 (the "Prior Deferred Amounts") shall be credited to the Interest-Bearing Account as set forth in Section 3.1.

                                  ARTICLE III
                            ACCOUNTS AND INVESTMENT

SECTION 3.1 -- THE DEFERRED AMOUNTS

         The Corporation shall establish on its books the necessary accounts to accurately reflect the Corporation's liability to each Director who has deferred compensation under the Plan. To each account shall be credited, as applicable, Deferred Amounts and Dividend Equivalents (as defined below) on the common stock, par value $.01 per share, of the Corporation (the "Common Stock") and interest. The Corporation shall maintain separate subaccounts for each annual compensation deferral election in order to accurately reflect the Benefit (as defined in Section 4.1) distributable in a particular distribution year. Payments to the Director under the Plan shall be debited to the appropriate accounts. A Director may elect to defer compensation into an Interest-Bearing Account or a Deferred Compensation Units Account, each as described below.

         a. INTEREST-BEARING ACCOUNT. Compensation which a Director has elected to defer into an Interest-Bearing Account shall be credited to the Interest-Bearing Account on the same date that it would otherwise be payable to such Director (the "Deferral Date"). Deferred Amounts carried in this account shall earn interest from the Deferral Date to the date of payment. The Deferred Amount allocated to the Interest-Bearing Account shall be adjusted no less often than quarterly to reflect hypothetical earnings for the quarter equal to the U.S. Government Securities Treasury Constant Maturities with 10 year maturities as of the December 1 of the calendar year preceding the quarter for which the earnings are credited plus 200 basis points, compounded





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quarterly.  Such adjustments shall be made until no amounts remain in the
Director's Interest-Bearing Account.

         b. DEFERRED COMPENSATION UNITS ACCOUNT. A Director who has elected to defer compensation into a Deferred Compensation Units Account shall have the amount of such compensation credited to his or her account as of the Deferral Date; provided, however, that to the extent the aggregate Deferred Compensation Units computed under the Plan as a result of deferrals of compensation into the Deferred Compensation Units Account by all participants in the Plan would exceed the maximum number of shares of Common Stock permitted under the Plan, the dollar amount corresponding to such excess shall be credited to the Interest-Bearing Account. Such Deferred Amount shall also be converted into a number of Deferred Compensation Units as of the Deferral Date by dividing the Deferred Amount by the Fair Market Value of the Corporation's Common Stock as of the Deferral Date. For purposes of the Plan, "Fair Market Value" shall mean the fair market value of a share of the Common Stock as of a given date measured as (i) the closing price of a share of the Common Stock on the principal exchange on which shares of the Common Stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock, on the day previous to such date, as determined in good faith by the Compensation Committee of the Board of Directors (the "Committee"); or (iv) if the Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

         If Deferred Compensation Units exist in a Director's account on a dividend record date for the Common Stock, Dividend Equivalents shall be credited to the Director's account on the corresponding dividend payment date, and shall be converted into the number of Deferred Compensation Units which could be purchased, at a price equal to the Fair Market Value of the Common Stock as of such dividend payment date, with the amount of Dividend Equivalents so credited; provided, however, that to the extent the aggregate Deferred Compensation Units computed under the Plan as a result of conversions of Dividend Equivalents into Deferred Compensation Units by all participants would exceed the maximum number of shares of Common Stock permitted under the Plan, the Dividend Equivalents shall not be converted into Deferred Compensation Units and the dollar amount corresponding to such excess Dividend Equivalents will be credited to the Interest Bearing Account. For purposes of the Plan, "Dividend Equivalent" shall mean an amount equal to the cash dividend payable on any dividend payment date on one share of Common Stock multiplied by the number of Deferred Compensation Units in the Deferred Compensation Units Account as of the dividend record date.





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

         In the event of any change in the Corporation's Common Stock outstanding, by reason of any stock split or dividend, recapitalization, merger, consolidation, combination or exchange of stock or similar corporate change, such equitable adjustments, if any, by reason of any such change, shall be made in the number of Deferred Compensation Units credited to each Director's Deferred Compensation Units Account.

         c. TRANSFER BETWEEN ACCOUNTS. A transfer from the Interest-Bearing Account to the Deferred Compensation Units Account may be made during the period beginning on the fifth business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date, as requested by the Director in a notice to the Corporation. Transfers from the Interest-Bearing Account to the Deferred Compensation Units Account may be effected by submitting an Investment Change Form in the form attached hereto as Exhibit B. Provided that a Director's Investment Change Form is received by the Corporation prior to the thirteenth business day following the date of release of the Corporation's quarterly or annual summary statement of sales and earnings, the number of Deferred Compensation Units to be credited to the Deferred Compensation Units Account as a result of the transfer contemplated by the Investment Change Form will be based upon the Fair Market Value of the Common Stock at the close of business on the later of the fifth business day following the date of such release and the date the Investment Change Form is received by the Corporation. If any Director elects to engage in any transaction that, but for this Section 3.1(c), would constitute a "Discretionary Transaction" as defined in Rule 16b-3, the following rule shall apply: if (i) any election to transfer any amount into the Deferred Compensation Units Account is made less than six months after an election to transfer or withdraw any amount from a Common Stock-based account, or (ii) any election to withdraw any amount from the Deferred Compensation Units Account is made less than six months after an election to transfer any amount into a Common Stock-based account, then the later-made election to transfer or withdraw shall be deemed not to have occurred for any purpose under this Plan, and the account of any such Director shall reflect all balances and accruals as if such transaction had not occurred. The Corporation is authorized to make any such adjustments to a Director's account balances as may be necessary to give effect to the foregoing. No transfer shall be made from the Deferred Compensation Units Account to the Interest Bearing Account. Any such transfer that does not satisfy such requirements shall be given no force or effect, and shall be void ab initio. Prior to requesting any transfer from the Interest Bearing Account to the Deferred Compensation Units Account, the Director should contact the compliance officer designated by the Corporation.

SECTION 3.2 -- VESTING

         At all times a Director shall have a 100% nonforfeitable right to the amounts credited to his or her accounts.





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

                                   ARTICLE IV
                                    BENEFITS

SECTION 4.1 -- AFTER STATED PERIOD OR UPON CESSATION OF SERVICE AS DIRECTOR

         The balance in the Interest-Bearing Account, including adjustments that continue to be made pursuant to Article III, shall be paid in cash by the Corporation, and the number of shares of Common Stock equal to the number of Deferred Compensation Units (rounded down to the nearest whole unit) (together, the balance in the Interest-Bearing Account and the Deferred Compensation Units are referred to as the "Benefit") shall be paid or distributed, as the case may be, to the Director on the January 1 following the number of deferral years elected by the Director (either five or ten) or following the Director's cessation of service as Director for any reason other than death (the date of which shall be referred to as the "Date of Cessation"), in one lump sum or in five substantially equal annual payments with respect to the balance in the Interest-Bearing Account and in one lump sum or five substantially equal numbers of shares of Common Stock with respect to Deferred Compensation Units, as previously elected by a Director. In the event a Director ceases service as a Director for any reason other than death, payment of the Benefit shall be accelerated beginning January 1 following such cessation of service as a Director and paid or distributed in a lump sum or installments in accordance with the deferral election form, notwithstanding any election to have distributions commence at a later date. Elections pursuant to this Section shall be made at the same time and in the same manner as an election to defer is made pursuant to Section 2.1.

SECTION 4.2 -- UPON DEATH

         In the event of a Director's death, the Corporation shall pay the Benefit, or in the event of a Director's death after commencement of the payment of the Benefit under Section 4.1, the remaining balance of the Benefit, in one lump sum as soon as practicable following the death of the Director, to the Director's Beneficiary.

SECTION 4.3 -- CHANGE IN CONTROL

         In the event of (a) any transaction or series of transactions which within a 12-month period constitute a change of management or control where (i) at least 51 percent of the then outstanding common shares of the Corporation are (for cash, property (including, without limitation, stock in any corporation), or indebtedness, or any combination thereof) redeemed by the Corporation or purchased by any person(s), firm(s) or entity(ies), or exchanged for shares in any other corporation whether or not affiliated with the Corporation, or any combination of such redemption, purchase or exchange, or
(ii) at least 51 percent of the Corporation's assets are purchased by any person(s), firm(s) or entity(ies) whether or not affiliated with the Corporation for cash, property (including, without limitation, stock in any corporation) or indebtedness or any combination thereof, or (iii) the Corporation is merged or consolidated with another corporation regardless of whether the Corporation is the survivor (except any such transaction solely for the purpose of changing the Corporation's domicile or which does not





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change the ultimate beneficial ownership of the equity interests in the
Corporation), or (b) any substantial equivalent of any such redemption, purchase, exchange, change, transaction or series of transactions, merger or consolidation constituting such change of management or control, the
Corporation shall pay the Benefit to the Director in one lump sum.   If the
transaction giving rise to such change of management or control was approved in advance by a majority of the Board of Directors, payment of the Benefit shall be made at the closing of such transaction. If the transaction giving rise to the change of management or control was not so approved, payment of the Benefit shall be made immediately upon the occurrence of the event or transaction described in (a) or (b) above giving rise to the change of management or control.

SECTION 4.4 -- CASHLESS PROCEDURE

         The number of shares of Common Stock equal to the number of Deferred Compensation Units (rounded down to the nearest whole unit) to be distributed to a Director pursuant to this Article IV may be distributed pursuant to a "cashless procedure" satisfactory to the Committee which permits the Director to deliver a notice to a broker-dealer designated by the Company, who then sells the shares to be distributed and delivers the proceeds of the sale, less commission, to the Corporation, which delivers such proceeds to the Director.

                                   ARTICLE V
                     AMENDMENT, SUSPENSION, OR TERMINATION

SECTION 5.1 -- AMENDMENT, SUSPENSION, OR TERMINATION

         The Board of Directors may amend, suspend or terminate the Plan, in whole or in part, at any time and from time to time.

SECTION 5.2 -- NO REDUCTION

         No amendment, suspension or termination shall operate to adversely affect the Benefit otherwise available to a Director if the Director had ceased being a Director as of the effective date of such amendment, suspension, or termination. Any Benefit determined as of such date shall continue to be adjusted as provided in Article III and payable as provided in Article IV.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

SECTION 6.1 -- BENEFICIARY

         "Beneficiary" shall mean any one or more persons, corporations, trusts, estates, or any combination thereof, last designated by a Director to receive the Benefit provided under this Plan. Any designation made hereunder shall be revocable, shall be in writing either on a facsimile of the form annexed hereto as Exhibit C or in a written instrument containing the information requested in Exhibit C, and shall be effective when delivered to the Corporation at





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its principal office.  If the Corporation, in its sole discretion, determines that there is not a valid designation, the Beneficiary shall be the executor or administrator of the Director's estate.

SECTION 6.2 -- NONASSIGNABILITY

         The interest of any person under this Amended Plan (other than the Corporation) shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment or encumbrance, or to the claims of creditors of such person, and any attempt to effectuate any such actions shall be void.

SECTION 6.3 -- INTEREST OF DIRECTOR

         The Director and any Beneficiary shall, in respect to accounts and any Benefit to be paid, be and remain simply a general unsecured creditor of the Corporation in the same manner as any other creditor having a general claim for compensation, if and when the Director's or Beneficiary's rights to receive payments shall mature and become payable. At no time shall the Director be deemed to have any right, title or interest, legal or equitable, in any asset of the Corporation, including, but not limited to, any Common Stock or investments which represent amounts credited to the Interest-Bearing Account.

SECTION 6.4 -- WITHHOLDING

         The Corporation shall have the right to deduct or withhold from the Benefits paid under this Plan or otherwise all taxes which may be required to be deducted or withheld under any provision of law (including, but not limited to, Social Security payments, income tax withholding and any other deduction or withholding required by law) now in effect or which may become effective any time during the term of this Plan.

SECTION 6.5 -- FUNDING

         This Plan shall not be a funded plan. The Corporation shall not set aside any funds, or make any investments or set aside Common Stock, for the specific purpose of making payments under the Plan. All Benefits paid under the Plan shall be paid from the general assets of the Corporation. Benefits payable under the Plan may be reflected on the accounting records of the Corporation, but such accounting shall not be construed to create or require the creation of a trust, custodial or escrow account.

SECTION 6.6 -- EXCLUSIVITY OF PLAN

         This Plan is intended solely for the purpose of deferring compensation to the Directors to the mutual advantage of the parties. Nothing contained in this Plan shall in any way affect or interfere with the right of a Director to participate in any other benefit plan in which he or she may be entitled to participate.





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

SECTION 6.7 -- NO RIGHT TO CONTINUED SERVICE

         This Plan shall not confer any right to continued service on a Director.

SECTION 6.8 -- NOTICE

         Each notice and other communication to be given pursuant to this Plan shall be in writing and shall be deemed given only when (a) delivered by hand,
(b) transmitted by telegram or telecopier (provided that a copy is sent at approximately the same time by registered or certified mail, return receipt requested), (c) received by the addressee, if sent by registered or certified mail, return receipt requested, or by Express Mail, Federal Express or other overnight delivery service, to the Corporation at its principal office and to a Director at the last known address of such Director (or to such other address or telecopier number as a party may specify by notice given to the other party pursuant to this Section).

SECTION 6.9 -- CLAIMS PROCEDURES

         If a Director or the Director's Beneficiary does not receive benefits to which he or she believes he or she is entitled, such person may file a claim in writing with the Corporation. The Corporation shall establish a claims procedure under which:

                 (a) the Corporation shall be required to provide adequate notice in writing to the Director or the Beneficiary whose claim for benefits has been denied, setting forth specific reasons for such denial, written in a manner calculated to be understood by the Director or the Beneficiary; and

                 (b) the Corporation shall afford a reasonable opportunity to the Director or the Beneficiary whose claim for Benefits has been denied for a full and fair review by the Corporation of the decision denying the claim.

SECTION 6.10 -- ILLINOIS LAW CONTROLLING

         This Plan shall be construed in accordance with the laws of the State of Illinois.

SECTION 6.11 -- BINDING ON SUCCESSORS

         This Plan shall be binding upon the Directors and the Corporation, their heirs, successors, legal representatives and assigns.





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

                                    * * * *

                 I hereby certify that the foregoing Plan was duly approved by the Board of Directors of IDEX Corporation effective September 24, 1996.

                 Executed on this 12th day of December, 1996.


                                                      /s/ Wayne P. Sayatovic
                                                      Secretary





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                                                                       EXHIBIT A

                                IDEX CORPORATION
                      DIRECTORS DEFERRED COMPENSATION PLAN
                                 ELECTION FORM


         I hereby elect to defer all of my compensation earned after December 31 of this year for serving as Director of IDEX Corporation (the "Corporation"). This election is irrevocable and shall remain in effect for the calendar year beginning with the next January 1. My election shall remain in effect for each subsequent calendar year until it is revoked by me in a writing delivered to the Corporation, in accordance with the terms of the Plan, prior to the beginning of such calendar year. Once revoked, there will be no deferral of my compensation until I make a new election in accordance with the terms of the Plan.

         With respect to the compensation deferred pursuant to this election, I hereby elect to have such deferral credited as follows [check one]:

         ______           Interest-Bearing Account, or

         ______           Deferred Compensation Units Account; and

I further elect to receive distribution of the Deferred Amount in [check one]:

         ______           five annual installments pursuant to Section 4.1 of
the Plan, or

         _______          a single lump sum pursuant to Section 4.1 of the
Plan;

beginning on the January 1 following [check one]:

         _______         my cessation of service as a Director of IDEX
Corporation,

         _______         five years after the year for which compensation is
deferred, or

         _______         ten years after the year for which compensation is
deferred.


         I understand that in the event that my directorship with IDEX Corporation terminates for any reason other than death, payment of the balance of my Accounts shall be accelerated beginning on the January 1 following my cessation of service as a director and I shall receive such payment or the distribution of such payment will commence as elected above. I understand that in the event of my death, payment of the entire balance of my Accounts shall be made to my beneficiary(ies) as soon as practicable following my death. I also understand that in the event of a change of control as contemplated by Section
4.3 of the Plan, payment of the entire balance of my Accounts in one lump sum will be made immediately upon the occurrence of the event giving rise to the change of control.

         I acknowledge that I have received a copy of the Plan, and I understand that all of my deferred Director's compensation and my Deferred Compensation Accounts are subject to the terms and conditions of the Corporation's Directors Deferred Compensation Plan, including that such Accounts are unfunded and my right to such compensation is subject to the claims of general creditors.


                                        ________________________________________
                                        Director's Name


Dated:   __________________________     ________________________________________
                                        Director's Signature





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

                                                                       EXHIBIT B



                                IDEX CORPORATION
           AMENDED AND RESTATED DIRECTORS DEFERRED COMPENSATION PLAN
                             INVESTMENT CHANGE FORM


                                   **********

INVESTMENT CHANGE

         I hereby elect to change the vehicle used for the investment of Deferred Amounts under the Plan from Interest-Bearing Account to Deferred Compensation Units Account for the following Plan Year(s):
         ________________________.

         Provided that this form is received by IDEX Corporation (the "Corporation") prior to the thirteenth business day following the date of release of the Corporation's quarterly or annual summary statement of sales and earnings, as specified in Section 3.1(c) of the Plan, the number of Deferred Compensation Units to be credited to the Deferred Compensation Units Account as a result of the transfer contemplated by this investment change election will be based upon the Fair Market Value of the Common Stock at the close of business on the later of the fifth business day following the date of such release and the date this investment change form is received by the Corporation.

                                   **********



________________________                           _____________________________
Name                                               Social Security Number


________________________                           _____________________________
         Signature                                 Date

                                                                       EXHIBIT C

                                IDEX CORPORATION
                      DIRECTORS DEFERRED COMPENSATION PLAN
                          BENEFICIARY DESIGNATION FORM




Name     ___________________________________________________   /  /    Original

Social Security Number _____________________________________   /  /    Change




Instructions: This form is used to designate a beneficiary under the Amended and Restated IDEX Corporation Directors Deferred Compensation Plan. The percentages indicated must total 100%. If you desire, you may indicate a primary beneficiary(ies) and a contingent beneficiary(ies) (the person who will receive the benefit if your primary beneficiary does not survive you).

  I hereby direct that any benefits which may become payable under the Amended and Restated IDEX Corporation Directors Deferred Compensation Plan on my death be paid as I have indicated below:

  Name of Beneficiary*        Relationship       Address           Percentage


  ________________________    _____________      ______________      ______


  ________________________    _____________      ______________      ______


  ________________________    _____________      ______________      ______


  ________________________    _____________      ______________      ______


  * See reverse side for alternative designations

  I understand that if I do not complete this form or if my beneficiary does not survive me, the benefits will be paid to my estate.


  SIGN HERE:

  _______________________________________    __________________________
  Signature                                           Date

                    OTHER TYPES OF BENEFICIARY DESIGNATIONS

          TYPE OF BENEFICIARY                         LANGUAGE TO BE USED

 1.       One Beneficiary and per stirpes         Dorothy Smith, Wife, if she
          provision for unnamed children and      survives me; otherwise,
          their children.                         the issue of my marriage to
                                                  said Wife who survives me,
                                                  per stirpes.  (This provides
                                                  that Children shall take
                                                  equally but that Children of
                                                  a deceased Child shall take
                                                  equally the share their
                                                  parent would have received
                                                  if living.)

 2.       One Beneficiary and Unnamed Children.   Dorothy Smith, Wife, if she
                                                  survives me; otherwise in
                                                  equal shares to such of the
                                                  Children born of my marriage
                                                  to said Wife as survive me.

 3.       Two Beneficiaries in Unequal Portions.  Three-eighths (3/8) to
                                                  Peter Smith, Father, and
                                                  five-eights (5/8) to Joan
                                                  Smith, Mother, if both
                                                  survive me; otherwise all to
                                                  such one of them as survive
                                                  me.

 4.       Trustee (see note below)                (Name and Complete Address)
                                                  Trustee, under a trust
                                                  agreement with me dated
                                                  __________________, or to the
                                                  successor in said Trust.

 5.       Common Disaster                         Dorothy Smith, if living on
                                                  the tenth (10) day after my
                                                  death; otherwise, in equal
                                                  shares to such of the
                                                  Children born of my marriage
                                                  to said Wife as survive me.

 6.       Participant's Estate                    Executor or Administrator
          of my Estate.


NOTE:  Enter the address for each beneficiary.

If a beneficiary is a married women, her given name must be used; for example: "Mary A. Doe" and not "Mrs. John C. Doe".

If a beneficiary is not related to the participant, use the term "no relation".

Under No. 1 through No. 3, the phrase "otherwise the executor or administrator of my estate" may be added to the designation if desired by the participant.

No. 4 should not be used unless there is an executed Trust Agreement in existence.





                                     C-2